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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                          Contact:  Donald B. Whitfield
                                                         Chief Financial Officer
                                                         (615) 250-0000



              CHILDREN'S COMPREHENSIVE SERVICES TO BROADCAST FOURTH
                QUARTER 2001 CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (August 23, 2001) - - Children's Comprehensive Services, Inc. (Nasdaq/NM: KIDS) today announced it will provide an on-line Web simulcast and rebroadcast of its conference call to discuss its financial results for the fourth quarter of 2001, which will be released before the market opens on Thursday, August 30, 2001. The live broadcast of Children's Comprehensive Services' quarterly conference call will be available on-line at www.ccskids.com, www.streetevents.com or www.vcall.com beginning at 10:00 a.m. Eastern. The on-line replay will follow shortly after the call and continue through September 30, 2001.

         Children's Comprehensive Services provides education, treatment and juvenile justice services for at-risk and troubled youth either directly or through management contracts. It currently offers these services through the operation and management of nonresidential specialized education programs and day treatment programs and both open and secured residential treatment centers to approximately 3,700 youth in 14 states. More information about Children's Comprehensive Services is available on the Company's Web site at http://www.ccskids.com.